SECOND AMENDMENT TO
REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN

THIS SECOND AMENDMENT TO REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN (this “Second Amendment”) is made and adopted by the Compensation and Talent Committee of the Board of Directors (the “Board”) of Realty Income Corporation, a Maryland corporation (the “Company”), effective as of December 1, 2024. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

    WHEREAS, the Company maintains the Realty Income Corporation 2021 Incentive Award Plan (as amended, the “Plan”);

    WHEREAS, pursuant to Section 11.4 of the Plan, the Plan may be amended at any time by the Administrator; and

    WHEREAS, the Company desires to amend the Plan as set forth herein.

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.Section 8.1 (“Annual Grant”) of the Plan is hereby amended and restated in its entirety as follows:

“8.1. Annual Grant. During the term of the Plan, commencing as of the first annual meeting of the Company’s stockholders following the effective date of the Plan, as it may be amended, subject to Section 4.5 hereof, each person who is a non-employee Director as of the date of each annual meeting of the Company’s stockholders shall automatically be granted either 4,000 shares of Restricted Stock or, if so elected by such non-employee Director in accordance with such terms and conditions as may be established by the Administrator, 4,000 Restricted Stock Units (in each case, subject to adjustment as provided in Article IX hereof) on the date of such annual meeting (the “Annual Grant”).”
2.The first sentence of Section 8.2 (“Initial Grant”) of the Plan is hereby amended and restated in its entirety as follows:

“During the term of the Plan, commencing after the effective date of the Plan, as it may be amended, subject to Section 4.5 hereof, each person who is initially elected or appointed by the Board as a non-employee Director on a date other than the date of an annual meeting of the Company’s stockholders shall automatically be granted either 4,000 shares of Restricted Stock or, if so elected by such non-employee Director in accordance with such terms and conditions as may be established by the Administrator, 4,000 Restricted Stock Units (in each case, subject to adjustment as provided in Article IX hereof) on the date such non-employee Director is first elected or appointed (the “Initial Grant”).”

3.Each reference to “Shares of Restricted Stock” or “Restricted Shares” in Section 8.3 (“Vesting”) of the Plan is hereby deleted and replaced with “shares of Restricted Stock or Restricted Stock Units, as applicable.”
4.This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.
5.Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.
[Signature Page Follows]

    I hereby certify that the foregoing Second Amendment was duly adopted by the Compensation and Talent Committee of the Board of Directors of Realty Income Corporation on December 10, 2024.

    Executed effective the 1st day of December, 2024.

/s/Shannon Kehle
By: Shannon Kehle
Title: Executive Vice President, Chief People Officer
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